SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): SEPTEMBER 1, 1999
                                                         -----------------


                            MICHAEL BAKER CORPORATION
                            -------------------------
             (Exact name of registrant as specified in its charter)


PENNSYLVANIA                             1-6627                25-0927646
------------                             ------                ----------
(State or other                        (Commission          (I.R.S. Employer
jurisdiction of incorporation)          File Number)         Identification No.)


AIRPORT OFFICE PARK, BUILDING 3, 420 ROUSER ROAD, CORAOPOLIS, PA     15108
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(Address of principal executive offices)                             (Zip Code)


       Registrant's telephone number, including area code: (412) 269-6300
                                                           --------------

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.
         -------------------------------------

(a) On September 1, 1999, Baker/MO Services, Inc. ("Baker/MO"), a wholly-owned subsidiary of Michael Baker Corporation (the "Company"), purchased all of the outstanding shares of capital stock of Steen Production Service, Inc. ("Steen"), a Louisiana corporation, from its shareholders, Messrs. J. Orville Steen and Stephen P. Roan (the "Sellers"). Steen is an operations and maintenance company which provides pumping and gauging services to oil and gas facilities in the Gulf of Mexico. Steen has annual revenues totaling approximately $17 million and about 300 full-time operations, supervisory and administrative personnel.

The purchase price (the "Purchase Price") for the shares of Steen was $10,951,063, including promissory notes totaling $4,380,425, which will be repaid to the Sellers in two equal annual installments, and including certain non-competition covenants valued at $2,000,000. Interest on the promissory notes will accrue from September 1, 1999 at the prime rate as announced by Mellon Bank, N.A., and also will be paid in two annual installments. The Company has guaranteed Baker/MO's obligation to repay all principal and interest under the promissory notes. In addition, the Company, through its Baker/MO subsidiary, entered into five-year employment agreements with each of the Sellers.

The Purchase Price was determined through negotiation between the parties. Funds used to pay the portion of the Purchase Price due to the Sellers at closing were borrowed under the Company's $25 million credit agreement with Mellon Bank, N.A.

Steen's   assets   comprise   primarily   liquid  items   consistent   with  the
service-oriented nature of their business. Customer accounts receivable typically represents approximately two-thirds of Steen's total assets. Steen's remaining assets comprise cash and cash equivalents, other miscellaneous current assets and certain fixed assets, primarily marine equipment required to operate the business.

(b) The Company currently intends that all of the Steen fixed assets will continue to be deployed in the ordinary course of operating Steen's existing business.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
         ----------------------------------

(a) It is impracticable to file herewith the financial statements required by this Item. Such financial statements shall be filed as soon as practicable, but not later than November 15, 1999.



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(b) It is  impracticable  to file  herewith the pro forma  financial  statements required by this Item. Such pro forma financial statements shall be filed as soon as practicable, but not later than November 15, 1999.

(c) The exhibit identified below is filed herewith as a part of this report. The Company hereby agrees to furnish to the Commission, upon request, a copy of any omitted schedule or exhibit to the agreement identified below.

    Exhibit 10.1 Stock Purchase Agreement by and among Baker/MO Services, Inc., Steen Production Service, Inc., J. Orville Steen and
                  Stephen P. Roan


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    MICHAEL BAKER CORPORATION

Date:  September 15, 1999           /s/  J. ROBERT WHITE
                                    -------------------------------------------
                                    J. Robert White
                                    Executive Vice President, Chief
                                     Financial Officer and Treasurer